Exhibit 10.17

                                  GROUND LEASE

DATE:    Dec. 9, 1995

         LESSOR: EMIL B. NOBEL and MARY ANN NOBEL

         7859 SHORT ROAD

         KLAMATH FALLS OR 97603

LESSEE:  NEW EARTH COMPANY

         1300 MAIN STREET

         KLAMATH FALLS OR 97601

                                    RECITALS

Lessor is the owner of the land described on the attached Exhibit "A" (cross-hatched portion) consisting of approximately 21 acres, together with any appurtenances, and is referred to in this lease as "the Premises." Lessee wishes to construct a building on the Premises for use as an algae processing and storage facility.

The parties therefore agree as follows:

SECTION 1. AGREEMENT TO LEASE

Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Premises on the terms and conditions set forth below.

SECTION 2. TERM

TERM. The term of this lease shall begin on November 29, 1995. The term shall continue for 25 years from that date to midnight on November 28, 2020. Lessee shall be entitled to renew this Lease for an additional term of 25 years at the rent in effect at the end of the original term. All terms of this lease shall remain in effect in the renewal term, including the escalation in rent set forth below.

SECTION 3. RENT; SECURITY


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3.1 BASIC RENT. Basic rent shall be the sum of $12,000.00 per year. Lessee shall pay basic rent annually in advance on the anniversary of the commencement of this lease each year. It is understood that rent for the first year is paid upon execution of this agreement.

3.2 GENERAL RENT PROVISIONS. All rents shall be payable without deduction or offset to the order of Lessor at the address shown in paragraph 14.2 or at such other address as may be designated from time to time by Lessor. It is the intention of the parties that all rents payable under this lease shall be net to Lessor and that all costs, expenses and obligations during the lease term relating to the premises shall be paid by Lessee.

3.3 ESCALATION. On November 29, 1996, and on the 29th day of November of each succeeding year, there shall be computed any increase in the cost of living based on the "Consumer Price Index -All cities and U.S. Average" (1967-100) hereinafter called the "Index", published by the Bureau of Labor statistics of the U. S. Department of Labor. The Index number entitled "All Items" for the month of January, 1996, shall be the base Index number for purposes of computation. The monthly basic rent set forth in Sub-paragraph (a) hereof shall, in the event of an increase in the cost of living determined as above-mentioned, be increased effective the 29th day of November of each succeeding calendar year during the term of this Lease Agreement wherein there is an increase in said cost of living. The current Index number shall be divided by the base Index number and the result multiplied by the basic monthly rental mentioned above shall be the adjusted monthly rental. Lessor shall, within a reasonable time after determining the appropriate information, with respect to said increase, give Lessee notice of such increase, and Lessor's computation thereof shall be binding and conclusive unless Lessee shall, within fifteen (15) days after the giving of said notice, advise Lessor of any dispute in conjunction therewith. Any dispute between the parties as to such computation shall be determined by a Board of Arbitration with one member selected by Lessor and one member selected by Lessee and one member selected by the selectees of Lessor and Lessee. If publication of the Consumer Price Index shall be discontinued, the parties shall thereafter accept com- parable statistics on the cost of living for the city of Portland as they shall be computed and published by any government agency or by a responsible financial periodical of recognized authority. In the event that any method is not utilizable and does not have an appropriate Index for the given month that is herein involved, computation shall be undertaken in the form of interpolation between given dates that are applicable so that the spirit and intent of this paragraph can be given effect.

SECTION 4. USE OF PREMISES. Lessee shall use and permit the use of the premises only for the construction, maintenance, and operation of an algae processing and storage facility, as well as any agricultural use and wetlands preservation.

SECTION 5. TAXES AND ASSESSMENTS; UTILITIES

5.1 PAYMENT BY LESSEE. Lessee shall pay before delinquency all real and personal property taxes, general and special assessments, and other charges of every description levied on or assessed against the Premises, improvements located on the Premises or personal property or fixtures located on the Premises or in the improvements during the lease term. Lessee shall make all such payments directly to the taxing authority. If any such tax, assessment or charge may be


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paid in installments, Lessee may elect to do so as long as each installment together with interest is paid before it becomes delinquent.

5.2 PRORATIONS. Taxes, assessments and charges for the tax years in which the lease term commences and expires shall be prorated between the parties on a daily basis as of the date of commencement or expiration. If any tax, assessment or charge is payable in installments and an election to so pay has been made with respect to the Premises, Lessee shall pay all installments which fall due during the lease term regardless of whether some installments fall due before or after the lease term.

5.3 RIGHT TO CONTEST. Lessee may contest in good faith the validity or amount of any tax, assessment or charge in accordance with the procedures established by statute or administrative rule for such contest so long as the Premises are not subjected to a11y lien as a result of the contest. Lessee may prosecute such contest in the name of Lessor as Lessor's attorney in fact. All tax contests shall be at the sole expense of Lessee. Any return or rebate from any taxing authority on account of any tax or assessment which was originally paid by Lessee shall be the sole property of the Lessee.

5.4 PROOF OF COMPLIANCE. Lessee shall annually on May 15 of each year furnish to lessor receipts or other proof of payment of all taxes and assessments payable by Lessee during the twelve months immediately preceding such date.

5.5 UTILITIES. Lessee shall pay when due all charges for electricity, natural gas, water, sewage, telephone, refuse collection and all other services or utilities used on or in connection with the Premises. In addition, Lessee shall pay the charges of Klamath: Irrigation District for water supplied the premises and Lessor's adjoining property.

5.6 TAX PENALTY. It. is anticipated that Lessee's use of the subject property shall result in a tax penalty concerning the property's prior Greenbelt status. It is agreed that Lessee shall pay said penalty in full when due and before delinquent.

SECTION 6. INITIAL CONSTRUCTION

LESSEE'S OBLIGATION TO CONSTRUCT. Lessee shall construct a building on the premises designed for use as an algae processing and storage facility. In addition, Lessee shall install a fence separating the premises from the residue of Lessor's property. Further, Lessee shall plant trees in the area of the fence to further shield the residue of said property. It shall be a building, low profile, and sound insulated. The project shall be a complete and independent building erected wholly within the boundary lines of the premises. The construction of the project is referred to in this lease as "Construction."

SECTION 7. MAINTENANCE, ALTERATIONS; RECONSTRUCTION

7.1 MAINTENANCE. Lessee shall maintain the premises and all improvements in first class condition and repair throughout the term of this lease, ordinary wear and tear excepted, and in accordance with all applicable laws, rules, regulations and ordinances of federal, state, county, municipal or other governmental agencies having or claiming jurisdiction.


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7.2 ALTERATIONS. After construction of the project is completed, Lessee may from time to time construct, improve, demolish, remove, replace, alter, reconstruct, remodel or add to any existing improvements in whole or in part ("alterations") as Lessee shall deem necessary or desirable.

7.3 RENT ABATEMENT. Lessee shall not be entitled to any abatement of rent on account of any damage to or destruction of the building or other :improvements on the premises, nor shall any other obligations of lessee under this lease be altered or terminated except as specifically provided to the contrary.

7.4 IRRIGATION pump. The irrigation pump serving the subject property shall be maintained by Lessee throughout the term of this lease. The parties shall share the use of said pump for irrigation with Lessor having priority thereto.

SECTION 8. OWNERSHIP OF THE IMPROVEMENTS.

All improvements constructed on the premises by Lessee shall be owned by Lessee until expiration or sooner termination of this lease. All improvements located on the Premises at the expiration or sooner termination of this lease shall become the property of Lessor, free and clear of all claims of Lessee or anyone claiming under Lessee, and Lessee shall indemnify and defend Lessor against all liability and loss arising from such claims, unless Lessee shall purchase the premises.

SECTION 9. ASSIGNMENT.

Excepting assignments to principals in Lessee or Lessee's affiliated companies, Lessee shall not assign or otherwise transfer Lessee's interest in this lease or the estate created by this lease without the prior written consent of Lessor which shall not be unreasonably withheld. In granting or withholding such consent Lessor shall consider only the financial net worth and managerial experience of the proposed assignee.

SECTION 10. INSURANCE

10.1 FIRE AND HAZARD INSURANCE. Lessee shall throughout the lease term keep all buildings on the Premises insured against loss by fire and other hazards covered by a standard form of fire insurance policy with extended coverage endorsement including vandalism and malicious mischief.

10.2 PROCEEDS OF FIRE AND HAZARD INSURANCE.

10.2.1 The proceeds; of the policies described above shall be used to repair, restore and replace any damaged or destroyed improvements as provided in paragraph herein. Lessor shall cooperate fully with Lessee to obtain the largest possible recovery but Lessor shall have no expense or cost in that connection.


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10.2.2 All policies of insurance required by paragraph 10.1 shall provide that the proceeds shall be paid to Lessee and the proceeds shall be deemed to be held in trust by Lessee for the uses and purposes required by this lease.

10.3 BUILDER'S RISK INSURANCE. Before commencement of any Construction described in paragraph 6, Lessee shall procure and maintain in force until completion and acceptance of the improvement an all risk builder's risk insurance policy including vandalism and malicious mischief.

10.4 PUBLIC LIABILITY INSURANCE. Lessee shall procure and continuously maintain during the term of this lease public liability and property damage insurance with initial limits of not less than $1,000,000 for injury to one person, $l,000,000 for anyone accident or occurrence and $100,000 for property damage. Lessor may, by written notice to Lessee, demand that the limits of such insurance be raised to amounts specified in the notice and Lessee shall at the next succeeding policy renewal date, but not later than six months after the date of the notice, raise the limits to those specified in the notice. All limits demanded by Lessor shall be commercially reasonable as of the date of the notice for the use Lessee is then making of the Premises and improvements. The insurance shall be in a form sufficient to protect Lessor and Lessee against claims of third persons for personal injury, death or property damage arising from the use, occupancy or condition of the Premises or improvements on the Premises.

10.5 GENERAL INSURANCE PROVISIONS. All policies of insurance which Lessee is required by this lease to carry shall:

10.5.1 Provide that the insurer waives the right of subrogation against Lessor and that any loss shall be payable notwithstanding any negligence or affirmative act of Lessor.

10.5.2 Be issued by a responsible insurance company which is licensed to practice in the state of Oregon.

10.5.3 Be primary policies.

10.5.4 Be evidenced by certificates furnished to Lessor bearing endorsements requiring ten days' written notice to Lessor prior to any change or cancellation of the policies.

SECTION 11. CONDEMNATION

11.1 TOTAL OR SUBSTANTIAL TAKING.

11.1.1 A taking or condemnation shall be considered to be total or substantial if it includes all of the Premises or so much of the Premises that a reasonable amount of reconstruction would not make the land and improvements a practical development and reasonably suited for the uses and purposes for which the Premises were used just prior to the condemnations.

11.1.2 In the event of a total or substantial taking, the lease shall terminate as of the date title or possession passes to the condemning authority. All rent, additional rent and other charges payable by Lessee under this lease shall be prorated as of the date of termination.


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11.1.3 Lessor shall be entitled to receive, regardless of when the taking occurs, that portion of the award which represent the value of the Premises considered as unimproved and encumbered by this lease, together with interest and costs in proportion to such land value. Lessee shall be entitled to the residue.

11.2 PARTIAL TAKING.

11.2.1 This paragraph shall apply to any taking or condemnation which is not subject to the foregoing paragraph.

11.2.2 Lessor shall be entitled to receive the portion of the award which represents the value of the Premises considered as unimproved and unencumbered by this lease together with interest and a proportionate share of the costs awarded.

11.2.3 Lessee shall be entitled to receive the entire balance of the award (award balance).

11.2.4 Lessee shall promptly restore the building and all improvements on the Premises as nearly as reasonably possible to the condition existing prior to the taking or condemnation. The award balance shall be used for such repair and restoration. To the extent that the award balance is insufficient for that purposes, Lessee shall nevertheless make such repairs and restorations at Lessee's expense.

11.3 PARTICIPATION AND PROCEEDINGS. Either party receiving any notice of intended taking, any service of legal process relating to condemnation or any other notification in connection with any taking, condemnation or purchase, sale or transfer in lieu of condemnation shall promptly give the other party notice of such receipt. Lessor, Lessee and any leasehold mortgagee shall have the right to represent its respective interest in each such proceeding or negotiation and to make full proof of its claims. No sale, transfer, agreement or settlement with the condemning authority shall be made without the consent of Lessor and Lessee. For purposes of this lease, taking or condemnation includes a sale to a purchaser with the power of eminent domain in the face of a threat or the probability of the exercise of the power.

SECTION 12. DEFAULT

Each of the following events shall be a default by lessee and a breach of this lease:

12.1 FAILURE TO PAY RENT. Failure of Lessee to pay any basic rent payment within ten days after written notice from Lessor.

12.2 OTHER PERFORMANCE FAILURES. Failure of Lessee to perform any other term, condition or covenant of this lease within 20 days after written notice from Lessor specifying the nature of the failure with reasonable particularity. If the failure is of such a nature that it cannot be completely remedied within the 20 day period, the failure shall not be a default if Lessee begins correction of the failure within the

20 day period and thereafter proceeds with reasonable diligence and in good faith to correct the failure as soon as practicable.


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SECTION 13. REMEDIES ON DEFAULT

13.1 LESSOR'S REMEDIES. Upon default and after the notice period described above, Lessor may elect anyone or more of the following consistent remedies:

13.1.1 Lessor may by notice to Lessee terminate this lease as of the date of the notice. All of Lessee's rights in the Premises and in all improvements on the Premises including without limitation the Project shall terminate as of the date of termination. Promptly after such notice Lessee shall surrender and vacate the Premises and all improvements broom clean and in good condition. Lessor may reenter and take possession of the Premises and of all improvements and eject some or all parties in possession except any sublessee qualifying under any nondisturbance agreement by Lessor. Termination under this paragraph shall not relieve Lessee from the payment of any sum then due to Lessor or from any claim for damages previously accrued or then accruing against Lessee.

13.1.2 In the event of a termination Lessor shall be entitled to damages in the following amounts:

(a) Any excess of the rental obligation of Lessee under this lease from the date of termination to the date Lessor is reasonably able to rent the subject premises to a replacement tenant over the reasonable rental value of the Premises for such period of time, and

(b) The reasonable cost of reentry and reletting, including the cost of any cleanup, broker's or finder's fees and attorney fees.

SECTION 14. MISCELLANEOUS

14.1 NONWAIVER. Waiver by either party of strict performance of any provision or term of this lease shall not be a waiver of or prejudice the party's right to require strict performance of the same provision or any other provision.

14.2 NOTICES. All notices under this lease shall be effective on the earlier of actual receipt or two days after deposit as registered or certified mail, return receipt requested, postage prepaid and addressed to Lessor or Lessee at the addresses stated below, or to such other address as either party may specify by notice to the other party:

LESSOR:  EMIL B. NOBEL and MARY ANN NOBEL

         7859 Short: Road

         Klamath Falls OR 97603

LESSEE:  NEW EARTH COMPANY

         1300 Main Street

         Klamath Falls OR 97601


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14.3 ATTORNEY FEES. If suit or action is instituted to collect rent, to enforce this lease, or in connection with any claim or controversy arising out of this lease, the prevailing party shall be entitled to recover, in addition to costs, such sum as the court may adjudge reasonable as attorney fees at trial and on any appeal of the suit or action. If arbitration is instituted in connection with any claim or controversy arising out of this lease, attorney fees may be awarded by the arbitrators as they may decide, and if so awarded shall be a part of the arbitrators' decision on which judgment may be rendered.

14.4 SEVERABILITY. The invalidity or illegality of any provision of this lease shall not affect the remainder of the lease.

14.5 GOVERNING LAW. This lease and the party's rights under it shall be construed and regulated by the laws of the state of Oregon.

14.6 MEMORANDUM OF LEASE. At the request of either party the parties will execute and acknowledge a memorandum of lease in recordable form which shall include a legal description of the Premises and the term of the lease, and either party may record the memorandum.

14.7 LESSOR'S ACCESS. Lessor shall be entitled to cross the portion of the subject property designated "20' easement" on Exhibit "A" at will. In addition, Lessor shall have free access to the irrigation pump and waterlines on the subject property. If Lessee shall purchase the subject property, Lessor shall reserve an easement consistent with the foregoing.

14.8 FUTURE TAX PENALTIES. Lessee shall also pay future tax penalties, if any, concerning the property's prior Greenbelt status for the duration of the lease or for as long as Ernie and/or Mary Nobel are residing at the property.

15.1.1 RIGHT OF FIRST REFUSAL. In the event that Lessor elects to sell or otherwise transfer the subject property, Lessee shall have a right of first refusal respecting the subject parcel and the adjoining parcel of 5 acres identified on the attached map. Before transferring to any other person, corporation, or other entity, Lessor shall provide to Lessee an offer to sell the subject property for cash at a price expressed in the offer. If Lessee is dissatisfied with said price, the parties shall share equally in the cost of hiring three appraisal firms to provide three professional appraisals. The price for the purchase will be the average of these three but the appraisals will be performed as though the subject property contained nOnt1 of the improvements constructed or installed by Lessee or its successors. The sale shall close escrow 30 days following the issuance of the last of the appraisals.

15.1.2. Following receipt of Lessor's offer, Lessee shall have 30 days to notify Lessor of Lessee's intention to accept the offer or request the appraisals. If Lessee fails to provide said notice within said period, Lessee's right of first refusal shall be considered waived and Lessor shall be entitled to sell or otherwise transfer the subject property without restriction.

This Lease was prepared on behalf of Lessee.

LESSOR: Emil Nobel


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LESSOR: Mary Nobel

LESSEE:  NEW EARTH COMPANY

         By:  Robert Longo, CFO


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